This Document Prepared By and After Recording Return to:
Beth S. Rubin Riemer & Braunstein LLP 71 South Wacker Drive, Suite 3515 Chicago, Illinois 60606 Address of Property:
64030 Highway 434 Lacombe, Louisiana 70445 PIN Nos.:

MULTIPLE INDEBTEDNESS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND
FIXTURE FILING
by
G&E HC REIT II LACOMBE MOB, LLC,
a Delaware limited liability company,
as Mortgagor,

to and in favor of
Bank of America, N.A.,
a national banking association,
as Administrative Agent

MULTIPLE INDEBTEDNESS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND
FIXTURE FILING

(Maximum Principal Amount of Debt — $50,000,000.00)

BE IT KNOWN, that on the 16th day of July, 2010, before me, the undersigned notary public, duly commissioned and qualified in and for the county and state aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared:

G&E HC REIT II LACOMBE MOB, LLC, a Delaware limited liability company (TIN 9487) having an office at c/o Grubb & Ellis Equity Advisors, LLC, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, appearing herein through its undersigned representative, duly authorized hereto pursuant to an authorization of said company, an original or certified copy of which is attached hereto and made part hereof (“Mortgagor”);

who declared and acknowledged as follows:

This Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this “Mortgage”), is made as of the 19th day of July, 2010 by Mortgagor to BANK OF AMERICA, N.A., a national banking association, as administrative agent (“Administrative Agent”) under a Credit Agreement of even date among Borrower (as defined below), Bank of America, N.A., and the other lending institutions which become parties to the Credit Agreement (Bank of America, N.A. and the other lending institutions which become parties to the Credit Agreement are collectively referred to as “Lenders” and individually as "Lender”).

Recitals

Mortgagor has requested that Administrative Agent and Lenders make the Loan (as hereinafter defined) to Mortgagor, Grubb & Ellis Healthcare REIT II Holdings, LP, a Delaware limited partnership, and G&E HC REIT II LACOMBE MOB, LLC, a Delaware limited liability company (together with each other party which becomes a borrower under the Credit Agreement, each of whom with Mortgagor are referred to herein individually and collectively as “Borrower”). As a condition precedent to making the Loan, Administrative Agent has required that Mortgagor execute and deliver this Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Administrative Agent.

Grants and Agreements

Now, therefore, in order to induce Administrative Agent and Lenders to make the Loan to Borrower, Mortgagor agrees as follows:

Article I
Definitions.

As used in this Mortgage, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

"Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

"Accounts” means all accounts of Mortgagor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

"Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

"Beneficiary” means Administrative Agent, on behalf of itself and certain other Lenders, and its successors and assigns.

"Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

"Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

"Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

"Credit Agreement” means the Credit Agreement of even date herewith among Borrower, Administrative Agent and Lenders which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

"Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

"Encumbrance” means any Lien, easement, right of way, roadway (public or private), condition, covenant or restriction, Lease or other matter of any nature that would affect title to the Property.

"Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith by and among Borrower, Guarantor and Administrative Agent pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

"Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

"Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

"Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

"Guarantor” means Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, and its personal representatives, successors and assigns.

"Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor to Administrative Agent for the benefit of Lenders, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

"Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

"Land” means the real property described in Exhibit A attached hereto and made a part hereof.

"Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

"Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder. All Leases shall be in compliance with terms and provisions of the Credit Agreement.

"Letter of Credit” means any letter of credit for the account of Mortgagor or its nominee in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

"Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

"Loan” means the loan from any Lender to Borrower, the repayment obligations in connection with which are evidenced by the Note and the Credit Agreement.

"Loan Documents” means this Mortgage, each Note, the Guaranty, the Environmental Agreement, the Credit Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Mortgagor, Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Mortgage” means this Multiple Indebtedness Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Note” means, singly or collectively, those certain Promissory Notes, each dated of even date herewith made by Borrower and payable, respectively, to the order of each Lender in the principal face amount of that Lender’s Commitment, such Promissory Notes being in the aggregate original principal amount of Twenty Five Million and No/100 Dollars ($25,000,000.00), bearing interest as provided in the Credit Agreement, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of this Mortgage.

"Obligations” means all present and future debts, liabilities, obligations, covenants and duties of Borrower to Beneficiary and Lenders arising pursuant to, and/or on account of, the provisions of this Mortgage, the Note, the Credit Agreement or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Borrower under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor and/or Borrower are required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage.

"Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Lenders’ interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Mortgage, and (c) any other Encumbrance that Beneficiary shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment for title insurance initialed on behalf of Beneficiary or by a subsequent endorsement to any title insurance policy issued to Beneficiary and insuring Administrative Agent’s and Lenders’ interest in the Property.

"Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

"Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Mortgagor (or any Borrower) now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Beneficiary shall have no responsibility for the performance of Mortgagor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Mortgagor’s and Borrower’s rights and interests under all Swap Contracts, including all rights to the payment of money from Beneficiary under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Mortgagor with respect to the Property or Mortgagor’s operation thereof; (g) all money, mortgages and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor (or any Borrower) with Beneficiary related to the Property, including any such deposit account from which Mortgagor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; and (h) all sums at any time on deposit for the benefit of Mortgagor (or any Borrower) or held by Beneficiary (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents; together with all Additions to and Proceeds of all of the foregoing.

"Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

"Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor’s right, title and interest in and to all Design and Construction Contracts, all Contracts of Sale and all Refinancing Commitments.

"Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

"Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

"Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

"Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

"State” means the state in which the Land is located.

"Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Borrower (or any Affiliate [as defined in the Credit Agreement]), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

"Swap Counterparty” means Lender or an Affiliate of Lender, in its capacity as counterparty under any Swap Contract.

"Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or anytime after the date hereof between Swap Counterparty and Mortgagor (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Mortgage (and any other Mortgage [as such term is defined in the Credit Agreement]) in connection with the Loan.

"Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

"Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

Article II
Granting Clauses; Condition of Grant.

Section 2.1 Grant of Mortgage and Security Interest.

In order to secure the prompt payment and performance of the Obligations, including any and all renewals, or extensions of the whole or any part thereof (and any such renewals or extensions shall not impair in any manner the validity of or priority of this Mortgage), Mortgagor (a) does by these presents, hereby specially MORTGAGE, AFFECT, HYPOTHECATE, ENCUMBER, PLEDGE, ASSIGN AND GRANT A SECURITY INTEREST in favor of Beneficiary in any and all of Mortgagor’s present and future rights, title and interest, in, to, under and as may be derived from, the Real Property together with all rights, ways, privileges, appurtenances and advantages thereunto belonging or in anywise appertaining, unto the Beneficiary, Beneficiary’s successors and assigns; (b) grants to Beneficiary a security interest in the Personalty; (c) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Condemnation Awards and all Insurance Proceeds; (d) assigns to Beneficiary, and grants to Beneficiary a security interest in, all of Mortgagor’s right, title and interest in, but not any of Mortgagor’s obligations or liabilities under, all Swap Contracts, Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments, and all Letters of Credit; and (e) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Accounts arising from or related to any transactions related to the Premises (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents), and any account or deposit account from which Mortgagor may from time to time authorize Holder to debit and/or credit payments due with respect to the Loan or any Swap Contract, all rights to the payment of money from Beneficiary under any Swap Contract, and all accounts, deposit accounts and general intangibles including payment intangibles, described in any Swap Contract. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or Mortgage made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Credit Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time.

Section 2.2 Absolute Assignment of Leases and Rents.

To the maximum extent permitted by applicable law, in consideration of the making of the Loan by Lenders to Borrower, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Beneficiary for the benefit of Lenders. To the maximum extent permitted by applicable law, this assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Beneficiary of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Mortgagor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Mortgagor under the Leases) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Beneficiary and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose. Anything contained herein to the contrary notwithstanding, Beneficiary and Lenders shall be entitled to all of the security rights, remedies and benefits afforded by La. R. S. § 9:4401.

Section 2.3 Future Advances.

This Mortgage shall be considered a “multiple indebtedness mortgage” subject to the continuing preferences and priorities as provided under La. Civ. Code arts. 3288 and 3298. This Mortgage shall secure all Obligations including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing by Mortgagor or Borrower to Beneficiary and/or Lenders under the Credit Agreement or the other Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of Beneficiary and/or Lenders, or otherwise, and any extensions, refinancings, modifications or renewals of all such Obligations whether or not Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.

Section 2.4 Secured Amount.

For purposes of La. Civ. Code art. 3288, as well as La. R.S. § 9:4401, the maximum amount of the Obligations secured by this Mortgage, as outstanding from time to time, one or more times, both as a multiple indebtedness mortgage and as an assignment of leases and rents shall be limited to FIFTY MILLION AND NO/100 DOLLARS (U.S.) ($50,000,000.00), including, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by Beneficiary by reason of any default by Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.

Section 2.5 Security Agreement and Financing Statement.

This Mortgage (a) creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Mortgagor to Beneficiary under the Uniform Commercial Code of the State, and(b) creates a security interest in favor of Beneficiary for all sums at any time on deposit for the benefit of Mortgagor or held by Beneficiary (whether deposited by or on behalf of Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents. In addition to all of its other rights under this Mortgage and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Beneficiary are set forth in Section 2.6 below. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. The foregoing authorization includes Mortgagor’s irrevocable authorization for Beneficiary at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (i) as “all assets” of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or with greater detail.

Section 2.6 Fixture Financing Statement. From the date of its recording, this Mortgage shall be effective as a fixture financing statement within the purview of Section 9-502(b) of the Code with respect to the Real Property and the goods described herein, which goods are or are to become fixtures related to the Real Property (collectively, with the Personalty and other items described in Section 2.5 above, referred to herein as the “Collateral”). The addresses of Mortgagor (Debtor) and Beneficiary (Secured Party) are set forth below. This Mortgage is to be filed for recording with the Recorder of Deeds of the county or the counties where the Property is located. For this purpose, the following information is set forth:

(a) Name and Address of Debtor:

G&E HC REIT II Lacombe MOB, LLC

c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 300

Santa Ana, California 92705

(b) Name and Address of Secured Party:

Bank of America, N.A., as Administrative Agent

135 South LaSalle Street, 12th Floor

Chicago, Illinois 60603

(c) This document covers goods which are or are to become fixtures.

(d) Debtor is the record owner of the Property.

(e) Debtor’s chief executive office is located in the State of California.

(f) Debtor’s state of formation is Delaware.

(g) Debtor’s exact legal name is as set forth in the first paragraph of this Mortgage.

(h) Debtor’s organizational identification number is 4776014.

(i) Debtor agrees that:

(i) Where Collateral is in possession of a third party, Mortgagor will join with Beneficiary in notifying the third party of Beneficiary’s interest and obtaining an acknowledgment from the third party that it is holding such Collateral for the benefit of Beneficiary;

(ii) Mortgagor will cooperate with Beneficiary in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and

(iii) Until the Obligations are paid in full, Mortgagor will not change the state where it is located or change its company name without giving Beneficiary at least thirty (30) days prior written notice in each instance.

Mortgagor hereby appoints Beneficiary as its attorney-in-fact to execute and file on its behalf any financing statements, continuation statements or other statements in connection therewith which Beneficiary deems necessary or reasonably advisable to preserve and maintain the priority of the lien hereof, or to extend the effectiveness thereof, under the Uniform Commercial Code of the State or any other laws which may hereafter become applicable. This power, being coupled with an interest, shall be irrevocable so long as any part of the Obligations remains unpaid. Mortgagor shall pay to Beneficiary, from time to time, upon demand, any and all costs and expenses incurred by Beneficiary in connection with the filing of any such statements including, without limitation, reasonable attorneys’ fees and all disbursements and such amounts shall be part of the Obligations secured by this Mortgage.

Section 2.6 Release of Mortgage and Termination of Assignments and Financing Statements.

If and when Borrower has paid and performed all of the Obligations, and no further advances are to be made under the Credit Agreement, Beneficiary will provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in shall automatically terminate and become null and void.

Article III
Representations and Warranties.

Mortgagor makes the following representations and warranties to Beneficiary and Lenders:
Section 3.1	Title to Real Property.

Mortgagor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. Mortgagor has the right and authority to convey the Real Property and does hereby convey the Real Property with general warranty. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

Section 3.2 Title to Other Property.

Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3 Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4 Independence of the Real Property.

Except as set forth in any Permitted Encumbrance, no buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5 Existing Improvements.

The existing Improvements, if any, were, to the best of Mortgagor’s knowledge, constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6 Leases and Tenants.

The Leases are valid and are in full force and effect, and are in strict compliance with the requirements set forth in the Credit Agreement. Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Credit Agreement, Mortgagor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Beneficiary, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV
Affirmative Covenants.

Section 4.1 Obligations.

Mortgagor agrees to promptly pay and perform, or cause Borrower to pay and perform, all of the Obligations, time being of the essence in each case.

Section 4.2 Property Assessments; Documentary Taxes.

Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.

Section 4.3 Permitted Contests.

Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Beneficiary or Lenders are not subjected to any Claim as a result of such contest, and (d) Mortgagor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Beneficiary harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4 Compliance with Laws.

Mortgagor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5 Maintenance and Repair of the Property.

Mortgagor, at Mortgagor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 4.6 Additions to Security.

All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Beneficiary such further documents as may be required by the terms of the Credit Agreement and the other Loan Documents.

Section 4.7 Subrogation.

To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary to pay or discharge any Lien.

Section 4.8 Leases.

(a) Except as expressly permitted in the Credit Agreement, Mortgagor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Beneficiary.

(b) Beneficiary shall not be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Beneficiary any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c) No approval of any Lease by Beneficiary shall be for any purpose other than to protect Beneficiary’s security and to preserve Beneficiary’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Section 4.9 Insurance.

Mortgagor will at all times keep the Property insured in the manner and to the extent required in the Credit Agreement. In addition, if the area where the Property is located is now or in the future designated as a special flood hazard area pursuant to the Flood Disaster Protection Act of 1973 (as amended), and if the community where the Property is located is participating in the National Flood Insurance Program, Mortgagor will obtain and continuously maintain a National Flood Insurance Program Standard Flood Insurance Policy or equivalent covering the Property. Beneficiary may, from time to time, require such additional insurance as Beneficiary may determine is reasonably necessary to protect Beneficiary’s Lien hereunder or to assure repayment of all the Obligations.

Section 4.10 Insurance/Condemnation Proceeds.

All Insurance/Condemnation Awards will be paid to Beneficiary for application to the Obligations in the manner and to the extent provided in the Credit Agreement.

Section 4.11 Beneficiary’s Right to Cause Performance of Covenants.

If Mortgagor fails to maintain any insurance and pay the premiums for insurance as required in this Article, to pay all taxes, penalties, assessments, charges, and claims as required in this Article, or to repair and maintain any of the Property as required in this Article, or if Mortgagor fails to keep or perform any of Mortgagor’s other covenants herein, Beneficiary may obtain such insurance, cause such repairs and maintenance to be made, pay such taxes, penalties, assessments, charges, or claims, or cause such other covenants to be performed. Mortgagor will pay to Beneficiary on demand all amounts paid by Beneficiary for the foregoing and the amount of all expenses incurred by Beneficiary in connection therewith, together with interest thereon from the date when incurred. Such amounts and interest are secured by this Mortgage, which creates a Lien in the Property prior to any right, title, interest, lien, or claim in or upon the Property subordinate to the Lien of this Mortgage. Any such payments by Beneficiary will not be deemed a waiver of any Default or Event of Default. Beneficiary is not obligated to exercise Beneficiary’s rights under this Section and is not liable to Mortgagor for any failure to do so.

Section 4.12 Mechanics Lien Matters.

Mortgagor represents and warrants that no notice of commencement as to the Property has been filed or will be filed prior to the filing for record of this Mortgage and that Mortgagor shall promptly provide Beneficiary with a copy of all notices of furnishing received by Mortgagor.

Article V
Negative Covenants.

Section 5.1 Encumbrances.

Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Mortgagor does so diligently and without prejudice to Beneficiary or delay in completing construction of the Improvements. Mortgagor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2 Transfer of the Property.

Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Mortgage). A Change of Control (as such term is defined in the Credit Agreement) shall be deemed to be a prohibited Transfer of the Property.

Section 5.3 Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary. Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Mortgagor shall be deemed to have subjected such Accessories to the Lien of this Mortgage), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan.

Section 5.4 Additional Improvements.

Mortgagor will not construct any Improvements other than those presently on the Land and those described in the Credit Agreement without the prior written consent of Beneficiary. Mortgagor will complete and pay for, within a reasonable time, any Improvements which Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 5.5 Restrictive Covenants, Zoning, etc.

Without the prior written consent of Beneficiary, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Property. Mortgagor (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:

Section 6.1 Payment Obligations.

Mortgagor or any other Borrower fails to pay (i) any of the Obligations within five (5) days when due (provided, however, there shall be no five (5) day grace period for amounts due at maturity or upon acceleration of the Loan), or (ii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document.

Section 6.2 Transfers.

Mortgagor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Mortgage). A Change in Control shall be deemed to be a prohibited Transfer of the Property constituting an Event of Default.

Section 6.3 Other Obligations.

Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Mortgagor.

Section 6.4 Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Credit Agreement, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period).

Section 6.5 Change in Zoning or Public Restriction.

Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Section 6.6 Default Under Leases.

Mortgagor fails duly to perform its obligations under any Material Lease (as such term is defined in the Credit Agreement), and such failure is not cured within the grace period, if any, provided in the Material Lease.

Section 6.7 Default Under Other Lien Documents.

A default occurs under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.

Section 6.8 Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Article VII
Rights and Remedies.

Upon the happening of any Event of Default, Beneficiary shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1 Acceleration.

Beneficiary may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Mortgagor).

Section 7.2 Foreclosure; Judicial Foreclosure.

In the event that any provision in this Mortgage shall be inconsistent with any provision of the State law, the provisions of the State law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with applicable law. If any provision of this Mortgage shall grant to Beneficiary any rights or remedies upon an Event of Default which are more limited than the rights that would otherwise be vested in Beneficiary under the State law in the absence of said provision, Beneficiary shall be vested with the rights granted by the State law. Without limiting the generality of the foregoing, all expenses incurred by Beneficiary to the extent reimbursable under applicable law, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Mortgage, shall be added to the Obligations.

Beneficiary may institute one or more actions of foreclosure on this Mortgage or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Obligations and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.

To the extent permitted by law, Beneficiary has the option of proceeding as to both the Real Property and the Personalty in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the UCC will not apply. Beneficiary also has the option of exercising, in respect of the Property consisting of Personalty, all of the rights and remedies available to a secured party upon default under the applicable provisions of the UCC in effect in the jurisdiction where the Real Property is located. In the event Beneficiary elects to proceed with respect to the Personalty separately from the Real Property, whenever applicable provisions of the UCC require that notice be reasonable, ten (10) days notice will be deemed reasonable.

Section 7.3 Remedies under the Credit Agreement.

Without limiting the other rights and remedies of Beneficiary set forth in this Mortgage, Beneficiary may exercise any and all rights and remedies of Beneficiary specified in the Credit Agreement, or at law or equity.

Section 7.4 Possession of Property Not Required.

Upon any sale of any item of the Property made pursuant to judicial proceedings for foreclosure (“Judicial Sale”), it will not be necessary for any public officer acting under execution or order of the court (a “Selling Official”) to have any of the Property present or constructively in his possession.

Section 7.5 Mortgages of Conveyance and Transfer.

Upon the completion of every Judicial Sale, the Selling Official will execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Property that are sold. Mortgagor hereby grants every such Selling Official the power as the attorney-in-fact of Mortgagor to execute and deliver in Mortgagor’s name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Mortgagor’s rights, title and interest in the items of Property which are sold. Mortgagor hereby ratifies and confirms all that such attorneys-in-fact lawfully do pursuant to such power. Nevertheless, Mortgagor, if so requested by the Selling Official or by any purchaser, will ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other Mortgages of conveyance and transfer as may be specified in any such request.

Section 7.6 Recitals.

The recitals contained in any Mortgage of conveyance or transfer made by a Selling Official to any purchaser at any Judicial Sale will, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including the amount of the Obligations, the occurrence of a an Event of Default, and the advertisement and conduct of such Judicial Sale in the manner provided herein or under applicable law, and the qualification of the Selling Official. All prerequisites to such Judicial Sale will be presumed from such recitals to have been satisfied and performed.

Section 7.7 Divestiture of Title; Bar.

To the extent permitted by applicable law, every Judicial Sale, and every sale made as contemplated by this Mortgage, will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.

Section 7.8 Receipt of Purchase Money Sufficient Discharge.

A receipt from any person authorized to receive the purchase money paid at any Judicial Sale, or other sale contemplated by this Mortgage, will be sufficient discharge therefor to the purchaser. After paying such purchase money and receiving such receipt, neither such purchaser nor such purchaser’s heirs, executors, administrators, personal representatives, successors or assigns will have any responsibility or liability respecting the application of such purchase money or any loss, misapplication or non-application of any of such purchase money, or to inquire as to the authorization, necessity, expediency or regularity of any such sale.

Section 7.9 Purchase by Beneficiary.

In any Judicial Sale, or other public sale made as contemplated by this Mortgage, Beneficiary may bid for and purchase any of the Property being sold, and will be entitled, upon presentment of the relevant Loan Documents and documents evidencing the same, to apply the amount of the Obligations held by it against the purchase price for the items of the Property so purchased. The amount so applied will be credited against the Obligations in accordance with the terms of the Credit Agreement.

Section 7.10 Sale of Portion of Mortgaged Property.

The Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by a Judicial Sale of less than all of the Property.

Section 7.11 Judicial Action.

Beneficiary shall have the right from time to time to sue Mortgagor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.

Section 7.12 Collection of Rents.

Upon the occurrence of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Beneficiary may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Mortgagor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Mortgagor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Beneficiary instead of to Mortgagor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Beneficiary as Mortgagor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor’s name or in Beneficiary’s name: (a) to endorse all checks and other Mortgages received in payment of Rents and to deposit the same in any account selected by Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Mortgagor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Credit Agreement and the other Loan Documents.

Section 7.13 Receiver

Upon, or at any time prior or after, the filing of any complaint to foreclose the lien of this Mortgage or instituting any other foreclosure of the liens and security interests provided for in this Mortgage or any other legal proceedings under this Mortgage, to the maximum extent permitted by applicable State law, Beneficiary may, at Beneficiary’s sole option, make application to a court of competent jurisdiction for appointment of a receiver under applicable State law for all or any part of the Property, as a matter of strict right and without notice to Mortgagor, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, but nothing herein is construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver appointed; provided that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of all of the rents, issues, deposits and profits pursuant to other terms and provisions set forth in this Mortgage. Such appointment may be made either before or after sale, without notice; without regard to the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Obligations; without regard to the value of the Property at such time and whether or not the same is then occupied as a homestead; without bond being required of the applicant; and Beneficiary hereunder or any employee or agent thereof may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by applicable State law, including the power to take possession, control and care of the Property and to collect all rents, issues, deposits, profits and avails thereof during the pendency of such foreclosure suit and apply all funds received toward the Obligations, and in the event of a sale and a deficiency where Mortgagor has not waived its statutory rights of redemption, during the full statutory period of redemption, as well as during any further times when Mortgagor or its administrators, legal representatives, successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, issues, deposits, profits and avails, and shall have all other powers that may be necessary or useful in such cases for the protection, possession, control, management and operation of the Property during the whole of any such period. To the extent permitted by law, such receiver may extend or modify any then existing Leases and make new leases of the Property or any part thereof, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Loan, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Property are subject to the lien hereof, and upon the purchaser or purchasers at any such foreclosure sale, notwithstanding any redemption from sale, discharge of indebtedness, satisfaction of foreclosure decree or issuance of certificate of sale or deed to any purchaser.

Section 7.14 Taking Possession or Control of the Property.

To the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Mortgagor shall surrender actual possession of), the Property or any part thereof, without notice to Mortgagor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Mortgagor and its agents and employees therefrom.

Section 7.15 Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.13, Beneficiary or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Mortgagor (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Credit Agreement and the other Loan Documents). Beneficiary or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.16 Uniform Commercial Code.

Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Mortgagor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Beneficiary to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

Section 7.17 Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect.

Section 7.18 Other Remedies.

Beneficiary shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.

Section 7.19 Remedies Under Louisiana Law.

Notwithstanding anything to the contrary herein, Beneficiary may institute an action to foreclose its interests under the lien of this Mortgage against the Property by strict foreclosure in one proceeding or against portions of the Property in a series of separate proceedings, and to have the same sold under the judgment or decree of a court of competent jurisdiction or proceed to take any such actions.

Beneficiary may institute proceedings for the foreclosure of this Mortgage, in which case the Property, or any part or parts thereof, may be immediately seized and sold, under ordinary or executory process, at Beneficiary’s sole option, in accordance with applicable Louisiana law, to the highest bidder for cash or credit, either as an entirety or in lots or parcels, all as Beneficiary may determine, with or without appraisement, and without the necessity of making demand upon Mortgagor or notifying or placing Mortgagor in default, all of which are expressly waived by Mortgagor and Beneficiary may otherwise exercise the rights, powers and remedies provided for herein and under applicable law. For purposes of seizure and sale under Louisiana executory process, Mortgagor confesses judgment and acknowledges the indebtedness secured hereby and the Obligations and consents that judgment be rendered and signed, whether during the court’s term or during vacation, in favor of Beneficiary for the full amount of the indebtedness secured hereby and the Obligations in principal, interest, costs and attorneys’ fees, together with all charges and expenses whatsoever owing pursuant to this Mortgage. Mortgagor hereby waives all and every appraisement of the Property and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Property seized and sold under executory or other legal process. Mortgagor additionally specifically waives: (1) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (2) the demand and three (3) days’ delay as provided under Article 2721 of the Louisiana Code of Civil Procedure; (3) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (4) the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (5) all other benefits provided under Articles 2331, 2722 and 2723 and any other articles of the Louisiana Code of Civil Procedure and (6) all pleas of divisions and discussion with respect to the Indebtedness secured hereby, including, without limitation, the Obligations.

In the event the Beneficiary elects, at its option, to enter suit by ordinary process on the indebtedness secured hereby and the Obligations, in addition to the foregoing confession of judgment, Mortgagor hereby waives citation and other legal process and legal delays and hereby consents that judgment for the unpaid principal due on the indebtedness secured hereby and the Obligations together with interest, attorneys’ fees, costs and other charges that may be due on the indebtedness secured hereby be rendered and signed immediately. Mortgagor hereby further agrees that in the event any proceedings are taken under this Mortgage by way of executory process or otherwise, any and all declarations of fact made by authentic act before a notary public and in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process, and for purposes of La. R.S. § 9:3509, La. R. S. § 9:3504(D)(6), and La. R.S. § 10:9-629, as applicable. Pursuant to the authority contained in La. R. S. § 9:5136 through 9:5140.2, as the same may hereafter be amended, Mortgagor and Beneficiary do hereby expressly designate Beneficiary or its designee to be keeper (“Keeper”) for the benefit of Beneficiary or any assignee of Beneficiary, such designation to take effect immediately upon any seizure of any of the Property under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by Beneficiary. Keeper shall be entitled to a reasonable fee as set forth below and to the reimbursement of all expenses incurred by it as Keeper, and the payment of such fees and expenses shall be secured by the mortgage, assignment, and security interests against the Property granted in this Mortgage. It is hereby agreed that Keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Property, an amount equal to $500 per day, which shall be included as indebtedness secured hereby as part of the Obligations. The designation of Keeper made herein shall not be deemed to require Beneficiary to provoke the appointment of such a Keeper. Mortgagor does hereby consent to the appointment of such Keeper waives any and all defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege it may now have under the law to have a Keeper appointed; provided, however, that the appointment of such Keeper, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the rents and income pursuant to this Mortgage and other Loan Documents. Any money advanced by Beneficiary in connection with any such receivership shall be a demand obligation owing by Mortgagor to Beneficiary and shall bear interest from the date of making such advancement by Beneficiary until paid at the rate of interest payable on matured but unpaid principal of or interest on the Obligations and shall be a part of the indebtedness secured hereby and shall be secured by this Mortgage and by any other instrument securing the indebtedness secured hereby as part of the Obligations.

Upon the occurrence of an Event of Default, Beneficiary shall have all rights and remedies granted by law, and particularly by the UCC, including, but not limited to, (i) the right to proceed as to both the immovable (real) and the movable (personal) property secured hereby in accordance with Beneficiary’s rights and remedies with respect to the Property, and (ii) to the extent permitted by law, the right to take possession of all movable (personal) property constituting a part of the Property, and for this purpose Beneficiary may enter upon any premises on which any or all of such movable (personal) property is situated and take possession of and operate such movable (personal) property (or any portion thereof) or remove it therefrom. Beneficiary may require Mortgagor to assemble such movable (personal) property and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to all parties. Unless such movable (personal) property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary will give Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such movable (personal) property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first class mail, postage prepaid, to Mortgagor at the address set forth in this Mortgage at least ten (10) business days before the time of the sale or disposition.

Upon the occurrence of an Event of Default, Beneficiary may, to the extent permitted by applicable law, elect to treat the fixtures as either immovable (real) property collateral or movable (personal) property collateral and proceed to exercise such rights as apply to such type of collateral.

All costs and expenses (including reasonable attorneys’ fees, charges and disbursements) incurred by Beneficiary in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Beneficiary and shall draw interest at an annual rate equal to any default rate set forth in the Note and the other Loan Documents until paid, all of which shall constitute a portion of the Obligations; provided, however, that in no event shall such interest rate ever exceed the highest lawful rate allowed by applicable law.

Notwithstanding the foregoing, Beneficiary shall have (a) no obligation to exercise any right or remedy hereunder except as required pursuant to the terms of the Credit Agreement and (b) the right, in its sole and absolute discretion, to elect not to exercise any right or remedy hereunder pursuant to which Beneficiary shall acquire title to all or any portion of the Property, as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, the Property, if, as a result of any such action, Beneficiary could be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Property within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, or any applicable comparable federal, state or local law, and the regulations promulgated thereunder or a “potentially responsible party” or similar such term as defined thereunder, or if the Property or any portion thereof is in violation of any environmental law or any order or directive of any governmental authority, whether as a result of contamination or non-compliance with environmental laws or otherwise. For the avoidance of doubt, the Beneficiary under no circumstances shall have any liability for environmental contamination arising from its performance as Beneficiary hereunder.

Section 7.20 Security Agreement.

Anything contained in this Mortgage to the contrary notwithstanding, the following provisions shall apply to the Property and to this Mortgage:

This Mortgage is a security agreement within the meaning of the Uniform Commercial Code of the state where the Property is located (La. R.S. §§ 10:9-101 et seq.) with respect to all personal property now or hereafter located at the Property and owed by Mortgagor as to which the creation and perfection of a security interest are subject to such Uniform Commercial Code, and is also a mortgage as to those portions of the Property that are classified as real property.

The acceptance of this Mortgage by Beneficiary and the consent by Beneficiary to its terms and conditions of this Mortgage are presumed, and under the provisions of Louisiana Civil Code art. 3289, the Beneficiary has not been required to sign this Mortgage.

The production of mortgage, conveyance, tax research and other certificates and researches required by law are hereby waived, and the parties do hereby relieve and release the undersigned Notary Public from any and all liability and responsibility in connection therewith.

As used in the Mortgage, references to the Uniform Commercial Code shall include the Louisiana Commercial Laws, La. R.S. §§10:9-101 et seq.; and references to a “receiver” or words of similar import shall include a keeper appointed pursuant to La. R.S. §§9:5136 et seq.

Article VIII
[Reserved].
Article IX
Miscellaneous.

Section 9.1 Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Beneficiary as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary of any or all such other rights, powers or remedies.

Section 9.2 No Waiver by Beneficiary.

No course of dealing or conduct by or among Beneficiary or any Lender and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Beneficiary to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Beneficiary shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Borrower nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor, Borrower or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Beneficiary may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion.

Section 9.3 Waivers and Agreements Regarding Remedies.

To the full extent Mortgagor may do so, Mortgagor hereby:

(a) to the full extent permitted by law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption, and to the full extent permitted by law, waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension or redemption, right to notice of election to accelerate the Obligations, and moratorium laws under any state or federal law;

(b) waives all rights to a marshaling of the assets of Mortgagor or Borrower, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d) waives and relinquishes any and all rights and remedies which Mortgagor or any Borrower may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 9.4 Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the representatives, successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, on behalf of Lenders, and their respective successors and assigns.

Section 9.5 No Warranty by Beneficiary.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Beneficiary pursuant to this Mortgage or any of the other Loan Documents, Beneficiary shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary.

Section 9.6 Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 9.7 Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.8 Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.9 Joint and Several Liability.

If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Beneficiary may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor or any Borrower.

Section 9.10 Rules of Construction.

The words “hereof”, “herein”, “hereunder”, “hereto” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”. The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage, shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 9.11 Governing Law; Litigation.

THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW PRINCIPLES), EXCEPT THAT THE LAWS OF THE STATE OF LOUISIANA SHALL GOVERN THE VALIDITY, CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN OF THIS MORTGAGE WITH RESPECT TO ANY PROPERTY LOCATED IN THE STATE OF LOUISIANA, INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY, THE LEASES AND THE RENTS. TO THE EXTENT THAT THIS MORTGAGE MAY OPERATE AS A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE OF LOUISIANA, BENEFICIARY SHALL HAVE ALL RIGHTS AND REMEDIES CONFERRED THEREIN FOR THE BENEFIT OF A SECURED PARTY, AS SUCH TERM IS DEFINED THEREIN, THE ENFORCEMENT OF WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA (WITHOUT GIVING EFFECT TO LOUISIANA CHOICE OF LAW PRINCIPLES).

TO THE MAXIMUM EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS MORTGAGE MAY BE TRIED AND DETERMINED IN THE STATE AND FEDERAL COURT LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS OR, AT THE SOLE OPTION OF BENEFICIARY, IN ANY OTHER COURT IN WHICH BENEFICIARY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, EXCEPT THAT ANY ACTION TO FORECLOSE THIS MORTGAGE, TO OBTAIN POSSESSION OF THE PROPERTY, TO HAVE A RECEIVER OR KEEPER APPOINTED FOR THE PROPERTY OR TO ENFORCE ANY OTHER REMEDY HEREIN AFFECTING THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, INJUNCTIVE RELIEF, MAY BE BROUGHT, AT THE SOLE OPTION OF BENEFICIARY, IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF LOUISIANA. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS UPON MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO MORTGAGOR AT THE ADDRESS STATED IN THIS MORTGAGE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

Section 9.12 Use of Proceeds.

Mortgagor represents and warrants to Beneficiary (a) that the proceeds of the Note secured by this Mortgage will be used for the purposes specified in the Loan Documents, and that the Obligations constitute a business loan, and (b) that the Loan evidenced by the Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. §1601 et seq.

Section 9.13 Cross-Default/Cross-Collateralization.

This Mortgage shall be cross-defaulted and cross-collateralized with all “Mortgages” (as such term is defined in the Credit Agreement) delivered during the term of the Loan, whether existing as of the date of this Mortgage or subsequently made. A default not cured within any applicable grace or cure period under any of the other Mortgages shall constitute an Event of Default under this Mortgage. An Event of Default under this Mortgage shall constitute an Event of Default under all of the other Mortgages. To the extent not prohibited by applicable law, if Beneficiary, at its option, avails itself of this cross-collateralization/cross-default provision, Beneficiary shall have the option to pursue its remedies in any combinations and against any or all of Beneficiary’s security for the Loan, whether successively, concurrently or otherwise. Mortgagor acknowledges that Beneficiary is unwilling to make the Loan unless Mortgagor agrees that this Mortgage and the other Mortgages are cross-collateralized and cross-defaulted and therefore, since it is in the best interest of Mortgagor that Beneficiary make the Loan, Mortgagor has agreed to cross-collateralize and cross-default the Mortgage and the other Mortgages as set forth hereinabove.

Section 9.14	Intentionally Omitted.

Section 9.15	Adjustable Mortgage Loan Provision.

The Note which this Mortgage secures is an adjustable note on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in the Credit Agreement.

Section 9.16 Deed in Trust.

If title to the Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

Section 9.17 Collateral Protection.

Unless Mortgagor provides Beneficiary with evidence of the insurance required by this Mortgage or any other Loan Document, Beneficiary may purchase insurance at Mortgagor’s expense to protect Beneficiary’s interest in the Property or any other collateral for the Obligations. This insurance may, but need not, protect Mortgagor’s interests. The coverage Beneficiary purchases may not pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Property or any other collateral for the Obligations. Mortgagor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary with evidence that Mortgagor has obtained insurance as required under this Mortgage or any other Loan Document. If Beneficiary purchases insurance for the Property or any other collateral for the Obligations, Mortgagor shall be responsible for the costs of that insurance, including interest in any other charges that Beneficiary may lawfully impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Mortgagor may be able to obtain on its own.

Section 9.18 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.19 Rights of Tenants.

Beneficiary shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Property having an interest in the Property prior to that of Beneficiary. The failure to join any such tenant or tenants of the Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect the Obligations, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Property, any statue or rule of law at any time existing to the contrary notwithstanding.

Section 9.20 Entire Agreement.

The Loan Documents constitute the entire understanding and agreement among Mortgagor, Beneficiary and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor, Beneficiary and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary and Lenders to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOLLOWS]

THUS DONE, SIGNED AND PASSED, in multiple originals in the County of Orange, State of California, on the 16th day of July, 2010, in the presence of the undersigned Notary Public and competent witnesses, who hereunto sign their names with Mortgagor and me, notary, after reading of the whole.

MORTGAGOR:

G&E HC REIT II LACOMBE MOB, LLC,
a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
WITNESSES:

/s/ Rex Morishita
PRINT NAME: Rex Morishita

/s/ LuAnn Chu
PRINT NAME: LuAnn Chu

State of California
County of Orange

Subscribed and sworn to (or affirmed) before me on this 16th day of July, 2010 by Shannon K S Johnson proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

/s/ P.C. Han
Name: P.C. Han
Bar or Notary Number: 1753200
My Commission Expires: June 25, 2011
(Affix Seal)